EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

NAME	JURISDICTION OF ORGANIZATION OR INCORPORATION

SEI Investments Distribution Co.	Pennsylvania
SEI Investments Management Corporation	Delaware
SEI Investments Developments, Inc.	Delaware
SEI Investments Global Funds Services	Delaware
SEI Investments Management Corporation Delaware, LLC	Delaware
SEI Custodial Operations Company, LLC	Delaware
SEI Trust Company	Pennsylvania
SEI Funds, Inc.	Delaware
SEI Investments, Inc.	Delaware
SEI Global Investments Corporation	Delaware
SEI Investments Canada Company	Canada (Federal)
SEI Advanced Capital Management, Inc.	Delaware
SEI Global Capital Investments, Inc.	Delaware
SEI Investments Global (Cayman), Ltd.	Cayman Islands, B. W. I.
SEI Investments Global, Limited	Ireland
SEI Investments Global Fund Services, Ltd.	Ireland
SEI Global Holdings (Cayman) Inc.	Cayman Islands, B. W. I.
SEI Investments (South Africa) Limited	South Africa
SEI Primus Holding Corporation	Delaware
SEI Investments Depositary & Custodial Services (Ireland) Limited	Ireland
SEI Private Trust Company	Pennsylvania
SEI Ventures, Inc.	Delaware
SEI Investments (Europe) Limited	United Kingdom
SIMC Holdings, LLC	Delaware
SIMC Subsidiary, LLC	Delaware
SEI Global Nominee Ltd.	United Kingdom
SEI Global Services, Inc.	Delaware
SEI Investments (Asia), Limited	Hong Kong
SEI European Services Limited	United Kingdom
SEI Trustees Limited	United Kingdom
SEI Investment Strategies, LLC	Delaware
LSV Asset Management	Delaware
SEI Institutional Transfer Agent, Inc.	Delaware
SEI Investments - Guernsey Limited	Guernsey
SEI Nominee (Guernsey) Limited	Guernsey
SEI Keystone Capital Holdings, LLC	Indiana
SEI Archway Technology Partners, LLC	Indiana
SEI Archway Finance & Operations, Inc.	Indiana
SEI Technology Services India Private Limited	India
SEI Investments - Luxembourg Holding S.A.	Luxembourg
SEI Investments - Luxembourg S.A.	Luxembourg

SUBSIDIARIES OF THE REGISTRANT (Continued)

NAME	JURISDICTION OF ORGANIZATION OR INCORPORATION

SEI - Radar Holding Company, LLC	Delaware
SEI Acquisition Sub, LLC	Delaware
SEI Novus, LLC	Delaware
SEI Novus UK Ltd.	United Kingdom
SEI Novus Switzerland	Switzerland
SEI SPV UK Limited	United Kingdom
SEI (Nexus) Limited	United Kingdom
SEI Access Platform, LLC	Delaware
SEI LifeYield, LLC	Massachusetts